SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 24, 2005

(Date of Report)

January 17, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 (Commission File Number)	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 17, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of all outstanding membership interests of United Broadband Networks, LLC (“UBN”), Kentucky limited liability company, in exchange for 2,266,667 restricted shares of USWL restricted common stock, par value $0.001 per share and a promissory note in the amount of $63,000. Consideration was paid to Jack B. Dulworth and John S. Binkley, the sole Members of UBN.

UBN provides business class connectivity with high capacity data connections over a fixed wireless communications network and currently delivers service to over 500 square miles in Jefferson County, Kentucky and Southern Indiana. UBN provides versatile wireless broadband solutions for growing data traffic demands.

The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction.  There were no commissions paid and the value of the transaction was determined by the board of directors based upon a multiple applied to UBN’s pro forma EBITDA (Earnings Before Interest, Taxes, Depreciation and Amoritization).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

The Company will file financial statements under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

          (b)  Pro forma financial information.

The Company will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

Exhibits.

2.0

Acquisition Agreement, dated January 17, 2005 between US Wireless Online, Inc. and United Broadband Networks, LLC and the Members of United Broadband Networks, LLC

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  January 24, 2005

By: /s/ Rick Hughes

Rick Hughes

President and Chief Executive Officer